EXHIBIT 10.9

                              AMENDMENT NO. 2 TO
                  TELECOMMUNICATIONS SERVICE AGREEMENT

      This Amendment No. 2 to Telecommunications Service Agreement (this "Agreement") is made as of August 23, 1996 (the "Amendment Effective Date") by and between IXC Long Distance, Inc., a Delaware corporation ("Supplier"), and Computer Telephone Corp., a Massachusetts corporation ("Customer").

                                  Background

      This Amendment is made with reference to the following facts:

      A.    Customer and Supplier are parties to that certain
Telecommunications Service Agreement dated as of June 23, 1995 (the
"Agreement").

      B. The parties desire to amend the Agreement pursuant to the terms set forth below.

                              Terms of Amendment

      Accordingly, in consideration of the mutual promises set forth below, the parties hereto hereby agreed as follows:

      1.    The following is hereby added to the Agreement as Paragraph C of
Section 2. Customer Responsibilities and shall read in its entirety as follows:

            C. Customer shall use Services from Supplier to service ANI's representing at least seventy-five percent (75%) of its new business each month (measured in minutes of traffic) and shall keep such ANI's on Supplier's system until one (1) year after the Amendment Effective Date. An officer of Customer shall deliver to Supplier each quarter an officer's certificate certifying that Customer has satisfied the requirement of the preceding sentence. Customer shall allow Supplier, upon request, access to such of its books and records as necessary to satisfy Supplier as to the compliance with this paragraph.

      2. Section 8. Term of the Agreement is hereby amended to read in its entirety as follows:

            This Agreement is effective as of the Amendment Effective Date and shall remain in force and effect until for a period of three (3) years unless earlier terminated pursuant to its terms. This Agreement shall be automatically extended at the expiration of the initial and any subsequent term for an additional term of one year unless: (i) earlier terminated; or
(ii) written notice is given by any party at least ninety (90) days before such expiration that such party does not consent to such extension.

      3. Paragraph (B) of Section 9 Charges, Payment and Security Interest of the Agreement is hereby amended to read in its entirety as follows:

            B. Volume Rates. Subject to the terms and conditions herein, Customer shall pay for any Services hereunder at the rates reflected in Exhibits A-1 through A-7. Customer shall be billed only for actual usage of minutes and shall not be required to meet a minimum monthly commitment level. Notwithstanding the foregoing, Customer shall be obligated to give to Supplier
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a percentage of its new business as set forth in Section 2, Paragraph C, herein.

      4.    The following is hereby added to the Agreement as Paragraph H of
Section 9. Charges, Payment and Security Interest and shall read in its entirety as follows:

            G. Debit Cards. Supplier shall use its best efforts to provision debit cards (each, a "Debit Card," and collectively, the "Debit Cards") to Customer at the rates set forth in Exhibits A-2, A-4, A-5 and A-7 for distribution by Customer to its End-Users. Customer understands and agrees that each End-User may purchase ("Recharge") additional minutes to add to its Debit Card by charging such purchase to a credit card of its choice which amount, less any applicable service or financing fees, shall automatically be payable to Supplier (each, an "IXC Received Amount"). Supplier shall credit Customer with 100% of each IXC Received Amount during the second month following the month in which Supplier actually receives such IXC Received Amount.

      5. The following is hereby added to the Agreement as Section 23. Termination Service and shall read in its entirety as follows:

            23.   Termination Service.

            A. Service Interconnection. In order to utilize Termination Service, one or more full time dedicated connection between Customer's network and the Supplier network at one or more Supplier designated locations ("Supplier HUB") must be established ("Service Interconnection(s)"). Each Service interconnection shall be comprised of one or more DS- 1 circuit.

            B. Customer Responsibilities. Customer shall be solely responsible for establishing and maintaining each Service Interconnection subject to Supplier's approval in accordance with the terms of this Agreement. If a Service Interconnection is proposed to be made using a LEC, Supplier may require Customer to utilize Supplier's entrance facilities or local service arrangement ("LSA") with the relevant LEC, and Customer shall be subject to a non-discriminatory charge therefor from Supplier. The monthly recurring charge relevant to Customer's use of LSA capacity shall be subject to upward adjustment by Supplier from time to time. Such adjustment, if any, shall not exceed the rate that otherwise would be charged for the equivalent service from the LEC pursuant to its published rates for such service.

            C. Cancellation. Once ordered, and unless otherwise provided for in this Agreement, Service Interconnections and the circuits comprising each Service Interconnection may only be canceled by Customer upon at least thirty (30) days prior written notice to Supplier, or if longer, the length of the cancellation period of the underlying carrier.

            D. Certification. Customer shall provide Supplier with a written certification (the "Certification") of the percentage of interstate (including international) and intrastate minutes of use relevant to the minutes of traffic to be terminated in the same state in which the Supplier
HUB is located to which the Service Interconnection is made. This Certification is attached as Exhibit H and shall be provided by Customer prior to commencement of Service for any Service Interconnection and may be modified from time to time by Customer and subject to recertification upon the request of Supplier which requests shall not be made unilaterally by Supplier more than once each calendar quarter. Any such modification(s) or Certification(s) shall be effective as of the first day of any calendar month and following at least forty-five (45) days notice from Customer. In the event Customer fails to make such Certification, the relevant minutes of use will be deemed to be subject to the Intrastate Rates provided for in the pricing exhibit. In the event Supplier or any other third party requires an audit of Supplier's
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interstate/intrastate minutes of traffic, Customer agrees to cooperate in such audit at its expense and make its call detail records, billing systems and other necessary information reasonable available to Supplier or any third party solely for the purpose of verifying Customer's interstate/intrastate minutes of traffic. Customer agrees to indemnify Supplier for any liability Supplier incurs in the event Customer's Certification is different than that determined by the audit.

      6. Exhibit A-7 of the Agreement, IXC Standard Interstate Switched and Dedicated 1+ and 1-800 Rates is hereby amended and restated in the form attached to this Amendment as Exhibit A-7 and Exhibit A-5 of the Agreement, IXC Xclusive Card Services is hereby amended and restated in the form attached to this Amendment as Exhibit A-5.

      7. The additional Exhibits A-8 through A-10 and Exhibits F, G and H to this Amendment shall be deemed to be attached to, and made a part of, the Agreement.

      8.    This Amendment is effective as of the date hereof.

      9. All other terms and conditions of the Agreement not specifically amended herein shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment.

IXC LONG DISTANCE, INC.                   COMPUTER TELEPHONE CORP.

      /s/John Fleming                           /s/David E. Mahan
By:   ____________________                By:   ____________________

Name:   John Fleming                      Name:   David E. Mahan

Title:  Executive V.P.                    Title:  Vice President

Date:   8/23/96                                 Date:   8/23/96
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             AMENDMENT NO.1 TO TELECOMMUNICATION SERVICE AGREEMENT

      This Amendment No.1 to Telecommunications Service Agreement (this "Agreement") is made as of January 15, 1996 by and between IXC Long Distance, Inc., a Delaware corporation ("Supplier") and Computer Telephone Corp., a Massachusetts corporation ("Customer").

                              Background

This Amendment is made with reference to the following facts:

      A.    Customer and Supplier are parties to that certain
Telecommunications Service Agreement dated as of June 23, 1995 (the
"Agreement").

      B. The parties desire to amend the Agreement pursuant to the terms set forth below.

                        Terms of Amendment

      Accordingly, in consideration of the mutual promises set forth below, the parties hereto hereby agreed as follows:

      1. Section 8. Term of the Agreement is hereby amended to be in force and effect until May 31, 2000.

      2. Paragraph (B) of Section 9. Charges. Payments and Security Interest of the Agreement is hereby amended to read in its entirety as follows:

      B. Customer represents to Supplier that it expects to purchase Services hereunder in at least the following amounts (the "Commitment"): (i) $350,000.00 each month, commencing June 1, 1996 and ending November 30, 1996;
(ii) $750,000.00 each month, commencing December 1, 1996 and ending May 31, 1997; and (iii) $ 1,000,000.00 each month, commencing June 1, 1997 and ending
May 31, 2000.   The rates Supplier shall charge Customer for Services are
dependent on the aggregate amount of Services (the "Volume") per month
provided hereunder to Customer.   The initial rates were based on Customer's
commitment to purchase the Services at the $1,000,000.00 level.   Supplier
shall review the rates charged to Customer six months from the date the first order is placed, and every six months thereafter for the term of this
Agreement.   In the event Customer has failed to purchase the Commitment level on average for each designated six-month period, then Customer's rates shall not have been consistent with the rate the parties have agreed is appropriate for such Service level (in accordance with Standard Rates in Exhibit A) and
Customer's rates shall be adjusted.   The rate adjustment for any such six
month period shall be made in the amount equal to the difference between the actual charges for the Volume purchased over such six month period and the applicable rate for the shortfall between the purchased Volume and the
Commitment level.   Customer shall, immediately upon the receipt of Supplier's invoice therefor, pay to Supplier the amount of such rate adjustment.

      3. Section 10. Calculation of Call Duration of the Agreement is hereby amended to read in its entirety as follows:

      Supplier will calculate call duration for Call Detail Records ("CDR's") which will be sent to Customer by Supplier for Customer to rebill Customer's End-Users, based upon the IXC On-line software specifications defined in the
User Guide.   Customer may request CDR's from Supplier and Supplier shall provide CDR's within five business days from the end of the month in which
service is rendered.   Customer shall specify one of the following formats for
CDR's: (i) electronically transmitted, or (ii) CD Rom.   CDR's shall be made
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available for up to a year from the date of service.   The information format
of the CDR's included in the User Guide.

      4. Exhibit A-2. IXC Private Line Addendum is hereby amended and restated in the form attached to this Amendment as Exhibit "A."

      5. Exhibit C. IXC On-Line Software Agreement Requirements is hereby amended and restated in the form attached to this Amendment as Exhibit "B."

      6. Exhibit A-4. Xclusive International is hereby amended to included rates set forth and attached to this Amendment as Exhibit "C."

      7.    This Amendment is effective as of the date hereof.

      8. All other terms and conditions of the Agreement not specifically amended herein shall remain in full force and effect.


IN WITNESS WHEREOF, the parties have executed this Amendment.


IXC LONG DISTANCE, INC.                   COMPUTER TELEPHONE CORP.

By: /s/ John R. Fleming                   By: /s/ David E. Mahan

Name:   John R. Fleming                   Name:   David E. Mahan

         Executive Vice President
Title:  and Chief Operating Officer Title:  Vice President

Date:   1-15-96                           Date:   1/10/96
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                              Exhibit List

Exhibit A   IXC Private Line Addendum
Exhibit B   IXC On-Line Software Agreement
Exhibit C   IXC Xclusive International Rates
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                                    Exhibit A
                              Private Line Addendum

      This Private Line Addendum is attached to and made a part of that certain Telecommunications Service Agreement entered into by and between IXC
Long Distance, Inc.   ("Supplier") and Computer Telephone Corp., ("Customer")
with a service commencement date of June 23, 1995.

1.    Definitions.   For the purposes of this Agreement:

      (A) "Available" shall mean, with respect to any Circuit, that all necessary equipment with respect to such Circuit has been installed, connected, tested and confirmed by Supplier to be operating in accordance with the required specifications.

      (B) "Activation Date" shall mean, with respect to any Circuit, the date such Circuit is first made available to Customer's end user for completion of calls.

      (C)   "Circuit" shall mean a DS-0, DS-1 or DS-3.

      (D) "Circuit Lease Term" shall mean, with respect to any Circuit, the period from the Activation Date of such Circuit to the later of (i) one year from the Activation Date, or (ii) the date, if any, specified in the Dedicated Access Order Form.

      (E) "Circuit Mileage" shall mean, with respect to any Circuit, the length of such Circuit in airline miles computed according to industry standard V&H coordinates, as specified in the Dedicated Access Order Form pursuant to which such Circuit is ordered.

      (F) "City Pair" shall mean, with respect to any Circuit, the two cities in which such Circuit terminates, as specified in the Dedicated Access Order Form pursuant to which such Circuit is ordered.

      (G) "Dedicated Access Order Form" shall mean Supplier's form to be utilized by Customer in placing orders for Service hereunder as set forth as Exhibit E attached hereto, and as such form may hereafter be amended or modified by Supplier.

      (H) "DS-0 Circuit Mile Rate" shall mean, with respect to any Circuit, the rate, if any, so designated in Exhibit A attached hereto with respect to such Circuit in the Dedicated Access Order Form pursuant to which such Circuit is order.

      (I) "DS-0" shall mean a Circuit complying with all applicable Bellcore standards in accordance with TR-TSY-000333 "Switched and Special Access Services - Transmission Parameter Limits and Interface Combinations" Issue 1, July 1990.

      (J) "DS-1 " shall mean a Circuit meeting the specifications set forth in AT&T Technical Reference Pub. 62411, December 1990 and Bellcore TR-MWT-000488, Issue 4, November 1991, Revision 1, April 1992.

      (K) "DS-3" shall mean a Circuit meeting the specifications set forth in AT&T Technical Reference Pub. 63914 Addendum 3, March, 1990 and Bellcore TB-NWT-608488, Issue 4, November 1991, Revision 1, April 1992.

      (L) "Monthly Lease Rate" shall mean, with respect to any Circuit, the amount designated in Exhibit A attached hereto, or if different, in the Dedicated Access Order Form accepted by Supplier pursuant to which such
Circuit is ordered.   In the event no such amount is so designated, such term
shall mean (1) with respect to any DS-1, the product of (i) 24, (ii) the DS-0
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Circuit Mile Rate for such DS-1, and (iii) the Circuit Mileage for such DS-1, and (2) with respect to any DS-3, the product of (i) 672, (ii) the DS-0 Circuit Mile Rate for such DS-3 and (iii) the Circuit Mileage for such DS-3. On-net DS-0, DS-1, DS-3 and Ancillary Pricing is set forth in Exhibit B attached hereto.

      (M) "On-net Service" shall be service between any of the cities identified in Exhibit C-1 (DS-0) and Exhibit C-2 (DS-1 and DS-3) attached
hereto.   "On-net City" shall mean any such city.   "On-net DS-0," "On-net
DS-1" or "On-net DS-3" shall mean a DS-0, DS-1 or DS-3, respectively, between
two On-net Cities.   "Off-net Service" cities are set forth on Exhibit D
attached hereto.

      (N) "Requested Service Commencement Date" shall mean, with respect to any Circuit, the date Service on such Circuit is requested by Customer to commence as specified in the Dedicated Access Order Form pursuant to which such Circuit is ordered.

2.    Scope and Lease Rates.   Supplier shall provide Service to Customer upon
the terms and conditions set forth below:

      (A) Service shall be provided with respect to each Circuit set forth in each Dedicated Access Order Form between Supplier's locations in each city of the City Pair specified in such Dedicated Access Order Form with respect to such Circuit at the applicable Monthly Lease Rate.

      (B) Supplier shall provide maintenance for all of Supplier's digital transmission equipment installed between the Supplier's demarcation point in one city location to the Supplier's demarcation point in the other city location associated with the City Pair specified in the Dedicated Access Order Form.

      (C) Supplier shall use its best efforts consistent with its obligations to its other customers to provide Service on each Circuit commencing on the Requested Service Commencement Date specified with respect to each Circuit.

      (D) Supplier shall provide Service to each Circuit ordered hereunder from the Activation Date of such Circuit for the Circuit Lease Term for such Circuit.

      (E) Customer may, at its option and upon 30 days' notice to Supplier, reconfigure On-net Circuits originating in a particular city by canceling such Circuits and simultaneously ordering new C)n-net Circuits originating in such city from Supplier's unused capacity, but only if all the following conditions are met (i) such Circuits to be canceled have been in service at the time of such reconfiguration for at least 90 days; (ii) Service capacity on each such new Circuit is available from Supplier (Supplier shall not be obligated to construct new Circuit capacity to fill any Dedicated Access Order Form); (iii) Customer shall pay for such reconfiguration all applicable charges set forth in Exhibit B hereto; and (h) the aggregate monthly invoicing hereunder for the new Circuits involved in such reconfiguration must be equal to, or greater than, the aggregate monthly invoicing for the canceled Circuits.

3.    Termination.

      (A) Customer may terminate Service with respect to (i) any On-net Circuit upon forty-five (45) days prior written notice thereof to Supplier and
(ii) any Off-net Circuit upon ninety (90) days prior written notice thereof to Supplier, and, in either case, payment of all termination charges set forth
below.   Such termination charges shall include:
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      (i)   In the event such termination occurs prior to the Activation Date specified with respect to such Circuit, all nonrecoverable costs of the implementation of, and expenditures or liabilities reasonably incurred and directly connected with, the provision of Service, including but not limited to, all professional, consulting and other costs incurred by Supplier in furtherance of implementing such Service; and

      (ii) In the event such termination occurs at or after the Activation Date specified with respect to such Circuit, Customer shall pay all charges hereunder for the period during which Service is rendered on such Circuit.
If Service on a Circuit is terminated prior to the expiration of the Circuit Lease Term, Supplier shall make its best effort to lease Service on such
Circuit at no less than the Monthly Lease Rate for such Circuit.   In the
event Supplier cannot lease Service on such Circuit on the same or substantially similar terms and conditions as set forth herein, Customer shall be liable for payment (1) for the total amount due through the end of the Circuit Lease Term for such Circuit less (2) the total amount collected by Supplier from any other lessee with respect to such Circuit.

      (B)   Customer shall give written notice to Supplier of any material
breach in performance hereunder.   Supplier shall have forty-five (45) days
after such notice to cure such breach.   If after such 45-day period, Supplier
fails to cure such breach, including, but not limited to, compliance with the material technical and operational specifications applicable to a Circuit,
Customer may terminate Service on the such affected Circuit.   In the event of
any such termination, Customer's liability with respect to such Circuits shall be limited to the Monthly Lease Rate for the affected Service which was properly rendered prior to the effective date of such termination.

      (C) In the event Supplier fails to provide the Service within six months (6) of the Requested Service Commencement Date for such Circuit, then Customer, at its option may terminate that Service on the affected Circuit
without any liability whatsoever.   Such right to terminate shall be
Customer's sole remedy for such failure to provide Service.

4.    Allowance for Service Outage Periods.

      (A) A Circuit shall be deemed to be in an outage condition under this Agreement if, while Customer is using or attempting to use such Circuit, such Circuit loses continuity and fails to comply with the applicable
specifications for such Circuit.   An outage period begins when a report is
received by Supplier's Customer Service Group from Customer by telephone that Service has been interrupted and that such Circuit is released for repair.
An outage period ends when Supplier notifies Customer by telephone that Service has been restored.

      (B) A credit for each outage period shall be allowed and calculated as follows:

            (i) No credit shall be allowed for an outage period of seventy-two (72) hours or less in the case of a Catastrophic Outage (as defined below), or one (1) hour or less in the case of a Non-Catastrophic
Outage (as defined below).   Customer shall be credited for an outage period
to the extent such outage period exceeds seventy-two (72) hours or one (1) hour, as the case may be, at the rate of 1/1440 of the monthly rate or charge applicable to the Circuits which are subject to the outage period for each half-hour or major fraction thereof that an outage period continues beyond
seventy-two (72) hours or one (1) hour, as the case may be.   For purposes of
the foregoing, "Catastrophic Outage" includes outages caused by a cable cut or radio failure, an equipment enclosure fire, an explosion, or any other circumstances of an extraordinary and catastrophic nature and a Non-Catastrophic Outage" includes all other outages.
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            (ii)    No credit shall be allowed with respect to any period
during which Customer fails to afford access to any facilities provided by Supplier for the purpose of investigating and correcting an interruption of Service.

            (iii) The Monthly Lease Rates used to determine any credit hereunder shall be the then current Monthly Lease Rates being assessed.

            (iv) The seventy-two (72) hour and One (1) hour periods set forth above shall be extended by the period during which Supplier is unable to restore Service due to an event or circumstance described in Paragraph 18 of the Switched Minute Service Agreement.

            (v) In no event shall any credit be allowed hereunder (1) in excess of the then current Monthly Lease Rate for the applicable Circuit or
(2) with respect to any Circuit for which Customer (i) fails to make or (ii) is excused from making any payment because of operation of law or any other reason.

      (C) Calculations of credits shall be based upon Supplier's Customer Service Group Log maintained in Supplier's Network Status Center.

      (D)   No credit allowances will be made for outage periods:

            (i)     caused by Customer and/or Customer's end user;

            (ii) caused by the failure of equipment or systems provided by Customer and/or Customer's end user or persons other than Supplier, including any provider of local access service to Supplier,

            (iii) occurring with respect to a Circuit released by Customer to Supplier to perform scheduled maintenance, to make rearrangements, or to implement an order for a change in the Circuit; or

            (iv) occurring with respect to a Circuit which Customer elects not to release for testing or repair and continues to use on an impaired basis;

      (E) The credit provided for hereunder shall be Supplier's sole liability and Customer's sole remedy in the event of any outage periods or interruption of Service.

      (F) In the event Supplier determines it is necessary to interrupt Service on a Circuit for maintenance, Supplier shall use its best efforts to give Customer notice thereof by telephone 48 hours prior to such Service
interruption.   Supplier will use its best efforts to schedule such Service interruptions on weekends between midnight and 3:00 am Credits will not be allowed with respect to such Service interruptions.

      To confirm their agreement to be bound hereby, the parties hereto have executed this addendum below:

SUPPLIER:                                       CUSTOMER:
IXC Long Distance, Inc.                   Computer Telephone Corp.


By: /s/ John R. Fleming                   By: /s/ David E. Mahan

         Executive Vice President
Its:    and Chief Operating Officer Its:    Vice President
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                  TELECOMMUNICATIONS SERVICE AGREEMENT

      This Agreement is made as of June 23, 1995, between IXC Long Distance, Inc. ("Supplier"), and Computer Telephone Corp., a Massachusetts corporation ("Customer").

1. Scope. Supplier is authorized: (i) to use its best efforts (considering the needs of its other customers) to start provisioning of telecommunications services (such services, together with the use of the IXC Online Software, are referred to as the "Services") to Customer on the Service Commencement Date, July 1, 1995; and (ii) to act as Customer's agent in placing orders with other carriers in order to provide telecommunications services, if requested. Usage charges ("Usage Charges") hereunder shall be based on: (i) the rates for Service set forth in Exhibit A-1 through A-7, as applicable; and (ii) actual usage of Supplier's network from establishment of a connection between the calling telephone and the called telephone to termination, as determined by Supplier.

2.    Customer Responsibilities.

      A. Customer shall use its best efforts to solicit and market the Services in accordance herewith and with applicable law. Customer shall at all times conduct its efforts in a commercially reasonable and ethical manner. Customer shall pay all its expenses in connection with its business and its performance hereunder. Customer shall provide its own billing and customer service to its customers ("End-Users"). Customer shall obtain a letter of agency ("LOA") from each End-User in compliance with applicable Federal Communications Commission ("FCC") and state regulations, however, Customer must obtain a signed LOA from each End-User utilizing 800 service. Customer shall retain the signed LOA's and promptly make originals available upon request of Supplier, any local exchange carrier ("LEC") or any regulatory agency. Customer shall be responsible for LEC Primary Interexchange Carrier change charges ("PIC Charges") that may be imposed on Supplier as a result of End-Users moving onto or off of the Supplier network. In the event of a disputed transfer to the Supplier network, including, but not limited to those resulting from Customer's inability or refusal to provide original End-User LOA's when requested, Customer shall pay Supplier such PIC Charges, and any other expenses or damages suffered by Supplier relating to any such transfer. To the extent Customer makes any statements or representations to third parties (including End-Users) with regard to Supplier, the Services, or the terms here, such statements or representations shall be true and not misleading. When applicable, Customer will be responsible for notifying each End-User, in writing (or by any other means approved by the FCC that: (i) a transfer charge will be reflected on such End-User's LEC bill for effecting a change in their primary interexchange carrier, (ii) the entity name under which such End-User's interstate, intrastate and/or operator services will be billed (if different from Customer), and (iii) the "primary" telephone number(s) to be used for maintenance and questions concerning such End-User's long distance service and/or billing. Customer agrees to send Supplier a copy of the documentation Customer uses to satisfy the above requirements promptly upon request. Supplier may change the foregoing requirements at any time in order to conform with applicable FCC and state regulations. Notwithstanding the foregoing, however, Customer shall be solely responsible for ensuring that the transfer of End-Users to the Supplier network conforms with applicable FCC and state regulations, including, without limitation, the regulations established by the FCC with respect to verification of orders for long distance service generated by telemarketing.

      B. Prior to the Service Commencement Date and by the end of each quarter thereafter, Customer shall provide Supplier with forecasts covering a good faith estimate of the monthly traffic volume and distribution for the ordered Services for the next three calendar months. The forecasts are to be in the format attached hereto as Exhibit B.
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3.    Excluded ANIs.  Supplier has the right to reject any automatic number identifier ("ANI") supplied by Customer for any of the following reasons: (i) Supplier is not authorized to provide or does not provide long distance services in the particular jurisdiction in which the ANI is located; (ii) a particular ANI submitted by Customer is not in proper form; (iii) Customer is not certified to provide long distance services in the jurisdiction in which the ANI is located; (iv) Customer is in default of this Agreement; (v) Customer fails to cooperate with Supplier in implementing reasonable verification processes determined by Supplier to be necessary or appropriate in the conduct of business; or (vi) any other circumstance reasonably determined by Supplier which could adversely affect Supplier's performance under this Agreement or Supplier's general ability to transfer its other customers or other End-Users to the Supplier network, including without limitation, Supplier's ability to electronically effect PIC change with the LEC's. However, whether or not Supplier is not electronically connected to the LEC's, Supplier shall issue PIC orders on behalf of Customer. In the event Supplier rejects an ANI, Supplier will notify Customer within forty-eight (48) hours of its decision specifically describing the rejected ANI and the reason(s) for rejecting that ANI. Further, any ANI requested by Customer for Service may be deactivated by Supplier after five-days' written notice to Customer if no Service billings relevant thereto have been generated in any prior period of three consecutive calendar months. Supplier will be under no obligation to accept ANIs within the three-month period preceding the scheduled expiration of the term hereof.

4. Records. Customer will maintain documents and records ("Records") supporting Customer's re-sale of Service, including, but not limited to, appropriate and valid LOAs from End-Users for a period of not less than twelve
(12) months or such other longer period as may be required by applicable law, rule or regulation. Customer shall indemnify Supplier for any costs, charges or expenses incurred by Supplier arising from disputed PIC selections involving Service to be provided to Customer for which Customer cannot produce an appropriate LOA relevant to the ANI and PIC Charge in question, or when Supplier is not reasonably satisfied that the validity of a disputed LOA has been resolved.

5. Fraudulent Calls. Customer shall indemnify and hold Supplier harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End-User of the Service through Customer or an End-User of the Service through Customer's distribution channels. Customer shall not be excused from paying Supplier for Service provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Service. In the event Supplier discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit Supplier from taking immediate action (without notice to Customer) that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Service to particular ANI's or terminating Service to or from specific locations.

6. SubCIC Option. Supplier shall, at the request of Customer, arrange under Supplier's carrier identification code ("CIC") for a SubCIC for Customer. Customer shall pay all incremental associated charges and expenses incurred by Supplier in connection therewith, on a pass-through basis, without markup by Supplier.

7. Authorized Use of Supplier Name. Without Supplier's prior written consent, Customer shall not: (i) refer to itself as an authorized representative of Supplier in promotional, advertising or other materials; or
(ii) use Supplier's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising or other materials or in any activity using or displaying Supplier's name or the Services to be provided by
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Supplier.  Customer agrees to change or correct, at Customer's expense, any such material or activity which Supplier, in its sole judgment, determines to be inaccurate, misleading or otherwise objectionable. Customer is explicitly authorized to only use the following statements in its sales literature: (i) "Customer utilizes the Supplier network"; (ii) "Customer utilizes Supplier's facilities; (iii) "Supplier provides only the network facilities"; and (iv) "Supplier is our network services provider".

8. Term. This Agreement is effective as of the date hereof and shall remain in force and effect until December 31, 1999, unless earlier terminated pursuant to its terms. This Agreement shall be automatically extended at the expiration of the initial and any subsequent term for an additional term of one year unless: (i) earlier terminated; or (ii) written notice is given by any party at least ninety (90) days before such expiration that such party does not consent to such extension.

9.    Charges.  Payment and Security Interest.

      A. All Usage Charges shall be due and payable by Customer to Supplier within 60 days of the date of invoice, without demand or set off by Customer; provided, however, that to the extent Customer disputes a portion of an invoice because it has received what it considers in good faith to be materially incorrect CDR's (as such term is defined in Section 10), the due date for such disputed portion shall be delayed for as long as Customer cooperates in good faith to resolve such dispute. Usage Charges are billed and payable following the period in which actual usage has been incurred. All Usage Charges contained in this Agreement are calculated according to the rates set forth in Exhibit A attached hereto. If any invoice is not paid when due: (i) a late charge shall accrue equal to 1-1/2% (or the maximum legal rate, if less) of the unpaid balance per month; (ii) Supplier may suspend or terminate the Service; or
(iii) Supplier may require additional deposits or a lock-box arrangement acceptable to Supplier. Notwithstanding the foregoing, Customer may elect to make payment within 15 days of the date of invoice, for which it shall be allowed a 1% early payment discount; provided, however that once such election is made, the 1% discount remains in effective only as long as such payments are made within such 15 day period and upon the failure of Customer to make such payments within such 15 day period, the 1% discount shall terminate and the Customer may not elect to receive the 1% discount on any future payments.

      B. Customer represents to Supplier that it expects to purchase Services hereunder in at least the following amounts (the "Commitment"): (i) $350,000.00 each month, commencing January 1, 1996 and ending June 30, 1996;(ii) $750,000.00 each month, commencing July 1, 1996 and ending December 31, 1996; and (iii) $1,000,000.00 each month, commencing January 1 , 1 997 and ending December 31 , 1999. The rates Supplier shall charge Customer for Services are dependent on the aggregate amount of Services (the "Volume") per month provided hereunder to Customer. The initial rates were based on Customer's commitment to purchase the Services at the $1,000,000.00 level. Supplier shall review the rates charged to Customer six months from the Service Commencement Date and every six months thereafter for the term of this Agreement. In the event Customer has failed to purchase the Commitment level on average for each designated six month period, then Customer's rates shall not have been consistent with the rate parties have agreed is appropriate for such Service level (in accordance with Standard Rates in Exhibit A) and Customer's rates shall be adjusted. The rate adjustment for any such six month period shall be made in the amount of the difference between the actual charges for the Volume purchased over such six month period and the applicable rate for the shortfall between the purchased Volume and the Commitment level. Customer shall immediately upon the receipt of Supplier's invoice therefor, pay to Supplier the amount of such rate adjustment.
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      C.    Prior to service activation, but in no event later than thirty
(30) days after the end of each fiscal quarter, Customer shall provide Supplier with a consolidated balance sheet of Customer as of the end of such quarter and consolidated statements of income and retained earnings for such quarter and the fiscal year to date through such quarter, all in reasonable detail and certified by Customer's chief financial officer as having been prepared in accordance with generally accepted accounting principals, consistently applied.

      D. In the event Customer's monthly invoicing hereunder reaches Two Million and No/100 Dollars ($2,000,000.00) per month (or any greater multiple of $1,000,000.00), Supplier shall meet with Customer and negotiate in good faith with Customer to agree to mutually agreeable rates appropriate for the applicable monthly billing level customer has achieved; provided, however that: (i) no such new rates shall be in effect prior to July I, 1996; and (ii) no failure to reach agreement on such new rates shall effect the validity or enforceability of this Agreement or any part hereof, including, without limitation, the Commitment set forth above.

      E. Concurrently herewith, Customer has deposited with Supplier an irrevocable, standby letter of credit for the benefit of Supplier, in form and substance reasonably satisfactory to Supplier from a lender reasonably satisfactory to Supplier in the amount of $100,000.00 (the "Security Deposit"), which amount is agreed to between Supplier and Customer hereunder as security for the full and faithful performance of Customer of the terms, conditions and covenants of this Agreement. If at any time during the term of the Agreement, Customer defaults in the payment of any Usage Charges, or any other amounts payable by Customer to Supplier hereunder, then Supplier may appropriate and apply any portion of the Security Deposit reasonably necessary to remedy any such default. If during the term of the Agreement, Supplier so applies all or any portion of the Security Deposit, then Customer shall restore the amount of the Security Deposit so applied by Supplier on or before the next due payment of Usage Charges under this Agreement. If, however, invoices for Services during any month provided by Supplier exceed one half of the Security Deposit, at the request of Supplier, Customer shall within five
(5) days (i) provide an additional cash deposit; or (ii) other form of security satisfactory to Supplier which in either case, shall be in an amount equal to the amount by which the invoice for such month exceeds one-half of the amount of the Security Deposit held by Supplier. In addition, if at any time during the term of this Agreement there is a material and adverse change in Customer's financial condition or business prospects, which shall be determined by Supplier in its sole and absolute discretion, then Supplier may demand that Customer increase the amount of the Security Deposit; provided, however, that in no event shall the amount of the Security Deposit ever exceed two months' estimated Usage Charges and other amounts payable by Customer to Supplier hereunder.

      F. Notwithstanding anything to the contrary in Section 9.E, above, at any time during the term of the Agreement, Supplier shall release the Security Deposit to Customer, in consideration of Customer's undertaking of any of the following actions: (i) Obtaining for the benefit of Supplier an irrevocable, standby letter of credit, in form and substance reasonably satisfactory to Supplier, from a lender reasonably satisfactory to Supplier, securing the prompt payment, when due, of the estimated Usage Charges and other amounts due and payable by Customer to Supplier hereunder during any given two-month period; (ii) (a) granting to Supplier a continuing, floating, first priority security interest and lien in and to the Collateral (as defined below) on the terms and subject to the conditions of a security agreement in form and substance reasonably satisfactory to Supplier, and (b) depositing with Supplier a Security Deposit in the amount of one months' estimated Usage Charges and other amounts due and payable by Customer to Supplier hereunder;
(iii) directing all of Customer's End-Users to deposit any money owed by such
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End-Users to Customer directly into a lock box account for the benefit of
Supplier, and authorize Customer's bank to make automatic clearing house fund transfers from such lock box account to the account of Supplier in amounts initially agreed to by Customer and Supplier, on the terms and subject to the conditions of an escrow agreement in form and substance reasonably satisfactory to Supplier. Customer shall execute from time to time such additional instruments as may be reasonably required by Supplier to preserve and perfect any security interest created hereunder. For purposes of this subparagraph (ii), the term "Collateral" shall mean all of the following assets of Customer, now or hereafter existing, wherever located, and all additions, substitutions, proceeds, products, offsprings, rents and profits thereof; all accounts receivable, all customer lists, mailing lists, customer information and customer data bases, including, without limitation, any and all tangible assets embodying any or all of the foregoing information, and any and all computer software or printouts embodying any or all of the foregoing information.

10. Calculation of Call Duration. Supplier will calculate call duration for Call Detail Records ("CDR's") which will be sent to Customer by Supplier for Customer to rebill Customer's End-Users, based upon the IXC On-line software specifications defined in Exhibit C. Customer may request CDR's from Supplier and Supplier shall provide CDR's within five business days from the end of the month in which service is rendered. Customer shall specify one of the following formats for CDR's: (i) electronically transmitted, (ii) floppy disk, or (iii) hard copy. CDR's shall be made available for up to a year from the date of service. The information format of the CDR's is attached hereto as Exhibit D.

11.   Failure of Performance.

      A. Customer shall immediately notify Supplier of any problems or End-User complaints associated with the Service, including, but not limited to, excess noise, echo or loss of Service. The liability of Supplier for damages for mistakes, omissions, interruptions, delays, errors or defects in transmission (herein called a "Failure of Performance") occurring in the furnishing of Services hereunder shall be limited to not charging Customer for any Services which Supplier failed to provide. In the event of a Failure of Performance, Supplier shall use its reasonable efforts to correct such failure as soon as reasonably practicable after Supplier is notified of such failure. Except in the case of an event described in Section 18. Force Majeure, in the event (i) Supplier notifies Customer that Supplier cannot correct a Failure of Performance; or (ii) of a failure by Supplier to deliver Services meeting industry standards of performance, which failure is not cured within five (5) days of written notice thereof by Customer to Supplier; each of Supplier and Customer, in its sole discretion, shall have the right to cancel the affected Service(s). In the event all, or any portion of, the Services are terminated pursuant to this paragraph, Customer shall remain liable for the Usage Charges for the affected Services which were rendered prior to the effective date of termination.

12. Limitation of Liability. Supplier's liability arising out of delays in restoration of the Services to be provided under this Agreement or out of mistakes, accidents, omissions, interruptions, or errors or defects in transmission in the provision of Services or any other telecommunications services, shall be subject to the limitations set forth above and in the applicable Tariff. IN NO EVENT SHALL SUPPLIER BE LIABLE TO CUSTOMER OR ANY OF THE CUSTOMER'S OWN CUSTOMERS OR ANY OTHER THIRD PARTY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY DAMAGES, EITHER DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL INCIDENTAL, ACTUAL, PUNITIVE, OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF MISTAKES, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, OR DEFECTS IN TRANSMISSION, OR DELAYS, INCLUDING THOSE WHICH MAY BE CAUSED BY REGULATORY OR
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JUDICIAL AUTHORITIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
OBLIGATIONS OF SUPPLIER PURSUANT TO THIS AGREEMENT. SUPPLIER MAKES NO WARRANTY TO CUSTOMER OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY SUPPLIER ARE HEREBY EXCLUDED AND DISCLAIMED. For purposes of this Section, the term "Supplier" shall be deemed to include Supplier, its shareholders, directors, officers and employees, and any, person or entity assisting Supplier in its performance pursuant to this Agreement.

13. Suspension of Service: Termination of Agreement. In the event of a "Customer Default", Supplier may, upon notice to Customer (in addition to such other rights or remedies as Supplier may have under this Agreement, at law or in equity): (i) suspend Services to Customer until such time as such circumstance is corrected (provided Supplier shall not be prohibited from terminating this Agreement after suspending Services); or (ii) terminate this Agreement. "Customer Default" shall mean Customer: (i) breaches any material provision of this Agreement, including, but not limited to, the provisions regarding payment, and does not cure such breach within thirty (30) days (five days with respect to the first three payment breaches and no notice period with respect to any further payment breach) of notice thereof by Supplier; or
(ii) files or initiates proceedings or has proceedings filed or initiated against it, relating to its liquidation, insolvency, reorganization or other relief (such as the appointment of a trustee, receiver, liquidator, custodian or other official) under any bankruptcy, insolvency or other similar law or makes an assignment for the benefit of its creditors or enters into an agreement for the composition, extension or readjustment of its obligation in connection with the foregoing. Supplier shall have the right to review Customer's credit at any time during the Term of this Agreement, and to require an additional cash deposit, or other security satisfactory to Supplier. If Customer uses the Services for any unlawful purpose or in any unlawful manner, Supplier shall have the right to suspend any or all services hereunder to Customer until the unlawful use ceases. Notwithstanding anything herein to the contrary, no termination shall affect or reduce Customer's obligation to make the "take or pay commitment" payments required by Section 9.

14. System Maintenance. In the event Supplier determines to interrupt Services for the performance of routine system maintenance, Supplier will use reasonable efforts to notify Customer prior to the interruption and to conduct such maintenance during non-peak hours. In no event shall interruption for system maintenance constitute a Failure of Performance.

15. Subject to Laws. Customer hereby represents and warrants that it is certified to do business in all jurisdictions in which it conducts business and is in good standing in all such jurisdictions. Customer further represents and warrants that it is certified by the proper regulatory agencies to provide interstate, intrastate and international long distance services to End-Users in those jurisdictions where such services are to be provided by Customer. This Agreement is subject to, and Customer agrees to comply with, all applicable federal, state and local laws, and regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934, as amended, the Rules and Regulations of the FCC and state public utility or service commissions ("PSC"), tariffs and the obtaining and continuance of any required certification, permit, license, approval or authorization of the FCC and PSC or any governmental body, including, but not limited to regulations applying to feature group termination and letters of agency.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together shall constitute one document.
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17.   Confidential Information and Nonsolicitation.

      A. "Confidential Information" shall mean all information disclosed orally or in writing by one party to the other party and which is clearly identified by the disclosing party at the time of disclosure as confidential information of the disclosing party. With respect to information orally disclosed by one party to the other party, the disclosing party must provide the recipient with a written summary of such information, designating such information as confidential, within one week after the oral disclosure was made in order for such information to be considered Confidential Information. Each party shall safeguard Confidential Information utilizing the same degree of care it utilizes in protecting its own confidential information. The obligations of the recipient of Confidential Information set forth in this Section shall not apply to the extent that: (i) such Confidential Information becomes generally available to the public other than as a result of unauthorized disclosure by the recipient or persons to whom the recipient has made the information available; (ii) such Confidential Information has been released without restriction by the disclosing party to another person or entity, or (iii) such Confidential Information was received by the recipient on a non-confidential basis, prior to receipt from such party from a third party lawfully possessing and lawfully entitled to disclose such information.

      Further, the recipient may disclose Confidential Information pursuant to any judicial or governmental request, requirement or order. The recipient, however, shall take reasonable steps to give the disclosing party sufficient prior notice to contest such request, requirement or order. Confidential Information shall remain the property of the disclosing party, and shall be returned to the disclosing party or destroyed upon request of the disclosing party.

      B. All information concerning the Customer's traffic volume/distribution and the identity of the Customer's customers given to Supplier by Customer or learned in connection with this Agreement or any other transaction between Supplier and Customer is hereby acknowledged by Supplier to be Confidential Information regardless of whether it is so identified by Customer.

      C. All information concerning Supplier traffic volume/distribution and the identity of Supplier's customers given to Customer by Supplier or learned in connection with this Agreement or any other transaction between Supplier and Customer is hereby acknowledged by the Customer to be Confidential Information regardless of whether it is so identified by Customer.

      D. Accordingly, in the event of a breach or threatened breach of the foregoing provisions, Supplier shall be entitled to an injunction or restraining order, in addition to such other rights or remedies as may be available under this Agreement, at law or in equity, including but limited to money damages.

18. Force Majeure. Except for Customer's right to terminate the Agreement pursuant to Section 8, Supplier shall not be liable for any failure of performance hereunder due to causes beyond its reasonable control, including, but not limited to: acts of God, fire, explosion, vandalism, cable cut, storm or other similar catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority, national emergencies, insurrections; riots; wars; or strikes, lock outs, work stoppages or other labor difficulties.
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19.   Survival.  The covenants and agreements of Customer contained in this
Agreement with respect to payment of amounts due and indemnification shall survive any termination of this Agreement. The rights and obligations under this Agreement shall survive any merger or sale of either party and shall be binding upon the successors and permitted assigns of each party.

20. Notices. All notices required under this Agreement shall be given in writing and delivered by a nationally recognized overnight courier, postage prepaid, to the addresses set forth below:

      If to Supplier:   IXC Long Distance Inc.
                              5000 Plaza on the Lake, Suite 200
                              Austin, Texas 78746
                              Attention:  Executive Vice President and
                                            Chief Operating Officer

      If to Customer:   Computer Telephone Corp.
                              ____________________
                              ____________________
                              ____________________

21. Taxes. (i) Customer is responsible for payment of, or reimbursement to Supplier for, Universal Service Fund and Lifeline Assistance Charges (Presubscribed line charges) set forth in the National Exchange Carrier Association (NECA) Tariff FCC #5, sections 8.5.1, 8.5.2 and 17.1.4 (A) & (B), as the same may be amended from time to time, or any successor tariffs or sections, with respect to any Customer ANI's subscribed to Supplier. In addition, with respect to the Services, Customer is responsible for payment of, or reimbursement to Supplier for, (i) telecommunication relay service charges required by the Americans with Disabilities Act or otherwise (both federal and state), (ii) Interexchange carrier fees payable to the FCC under the Omnibus Budget Reconciliation Act of 1993 or otherwise, and (iii) universal service fund charges, intraLATA compensation charges and other federal or state fees or charges imposed on Supplier.

            (ii) Within 10 business days after the date hereof, Customer shall each furnish to Supplier, and keep current during the term of this Agreement, valid and appropriate tax exemption certificates attached hereto as Exhibit E, for all applicable jurisdictions (Federal, state and local) in which it performs customer billing. Customer is responsible for properly charging tax to its subscribers and for the proper and timely reporting and payment of applicable taxes to the taxing authorities and shall defend and indemnify Supplier from payment and reporting of all applicable federal, state and local taxes, including, but not limited to, gross receipts taxes, surcharges, franchise fees, occupational, excise and other taxes (and penalties and interest thereon), relating to the Services. Such indemnification, includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending or appealing any claims or actions brought against it relating to said taxes. If Customer fails to provided and maintain the required certificates, Supplier may charge Customer and Customer shall pay such applicable taxes.

22. General Terms. This Agreement shall be construed under the laws of the state of Texas. The waiver of a breach hereof shall not be construed to be a waiver of any subsequent breach. Supplier may terminate this Agreement without liability if Customer becomes bankrupt or insolvent. Any dispute relating hereto shall be resolved by binding arbitration in Austin, Texas under the rules of the American Arbitration Association. If any term hereof is held to be invalid or unenforceable, this Agreement shall be construed without such invalid or unenforceable term. This Agreement is the entire agreement between the parties pertaining to the Service. This Agreement may only be modified by an instrument in writing executed by each party. Neither
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party may assign this Agreement without the written consent of the other party; provided, however, that a security interest in this Agreement may be granted by Supplier to its lenders. The rates hereunder do not include any sales, use or utility taxes. Customer shall pay to Supplier any such taxes that Supplier may be required to collect or pay.


To confirm their agreement to be bound hereby, the parties have executed this agreement below:

IXC LONG DISTANCE, INC.:                  COMPUTER TELEPHONE CORP.:

      /s/                                       /s/
By: ______________________          By: _________________________

Its:  EVP & COO                           Its: Vice Chairman
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                              Exhibit List


Exhibit A-l IXC Interstate Switched and
            Dedicated 1+ and 1-800 Rates and
            Xclusive Intrastate 1+ and 1-800 Switched,
            Dedicated and Switched Travel Card Rates
Exhibit A-2 IXC Private Line Addendum
Exhibit A-3 IXC Xclusive Extended State Rates
Exhibit A-4 IXC International Rates
Exhibit A-5 IXC Xclusive Card Services
Exhibit A-6 IXC Other Service Charges
Exhibit A-7 IXC Standard Interstate Switched and
            Dedicated 1+ and 1800 Rates
Exhibit B   IXC Forecast Form
Exhibit C   IXC On-Line Software Agreement Requirements
Exhibit D   IXC CDR Format
Exhibit E   Tax Certificate (to be attached)
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Exhibit A-2
Private Line Addendum

      This Private Line Addendum is attached to and made a part of that certain Telecommunications Service Agreement entered into by and between IXC Long Distance, Inc. and Computer Telephone Corp. with a service commencement date of July 1, 1995.

1.  Definitions.  For the purposes of this :Agreement

      (A) "Available" shall mean, with respect to any Circuit, that all necessary equipment with respect to such Circuit has been installed, connected, tested and confirmed by Supplier to be operating in accordance with the required specifications.

      (B) "Activation Date" shall mean, with respect to any Circuit, the date such Circuit is first made available to Customer.

      (C) "Circuit" shall mean a DS-0, DS-1 or DS-3.

      (D) "Circuit Lease Term" shall mean, with respect to any Circuit, the period from the Activation Date of such Circuit to the end of the term of this Agreement.

      (E) "Circuit Mileage" shall mean, with respect to any Circuit, the length of such Circuit in airline miles computed according to industry standard V&H coordinates, as specified in the purchase order pursuant to which such Circuit is ordered.

      (F) "City Pair" shall mean, with respect to any Circuit, the two cities in which such Circuit terminates, as specified in the purchase order pursuant to which such Circuit is ordered.

      (G) "DS-0" Circuit Mile Rate" shall mean, with respect to any Circuit, the rate, if any, so designated with respect to such Circuit in the purchase order pursuant to which such Circuit is ordered.

      (H) "DS-0" shall mean a Circuit complying with all applicable Bellcore standards in accordance with TR-TSY 000333 "Switched and Special Access Services - Transmission Parameter Limits and Interface Combinations" Issue 1, July 1990.

      (I) "DS-1" shall mean a Circuit meeting the specifications set forth in AT&T Technical Reference Pub. 62411, December 1990 and Bellcore
TR-MWT-000488, Issue 4, November 1991, Revision 1, April 1992.

      (J) "DS-3" shall mean a Circuit meeting the specifications set forth in AT&T Technical Reference Pub. 63914 Addendum 3, March, 1990 and Bellcore TB-NWT-608488, Issue 4, November 1991, Revision 1, April 1992.

      (K) "Monthly Lease Rate" shall mean, with respect to any Circuit, the amount designated in Exhibit A hereto, or if different, in the purchase order accepted by Supplier pursuant to which such Circuit is ordered. In the event no such amount is so designated, such term shall mean (1) with respect to any DS-1, the product of (i) 24, (ii) the DS-0 Circuit Mile Rate for such DS-1, and (iii) the Circuit Mileage for such DS-I, and (2) with respect to any DS-3, the product of (i) 672, (ii) the DS-0 Circuit Mile Rate for such DS-3 and
(iii) the Circuit Mileage for such DS-3. On-net DS-0 Ancillary Pricing is set forth in Exhibit B attached hereto.
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      (L) "On-net Service" shall be service between any of the cities contained in Exhibit C attached hereto. "On-net City" shall mean any such city. "On-net DS-0," "On-net DS-I" or "On-net DS-3" shall mean a DS-0, DS-I or DS-3, respectively, between two On-net Cities. "Off-net Service" cities are set forth on Exhibit D attached hereto and made a part hereof.

      (M) "Requested Service Commencement Date" shall mean, with respect to any Circuit, the date Service on such Circuit is requested by Customer to commence as specified in the purchase order pursuant to which such Circuit is ordered.

2. Scope and Lease Rates. Supplier shall provide Service to Customer upon the terms and conditions set forth below:

      (A) Service shall be provided with respect to each Circuit set forth in each purchase order between Supplier's locations in each city of the City Pair specified in such purchase order with respect to such Circuit.

      (B) Supplier shall provide maintenance for all digital transmission equipment used in connection herewith

      (C) Supplier shall use its best efforts consistent with its obligations to its other customers to provide Service on each Circuit commencing on the Requested Service Commencement Date specified with respect to each Circuit.

      (D) SuppLier shall provide Service to each Circuit ordered hereunder from the Activation Date of such Circuit for the Circuit Lease Term for such Circuit.

      (E) Customer may, at its option and upon 30 days' notice to Supplier, reconfigure On-net Circuits originating in a particular city by canceling such Circuits and simultaneously ordering new On-net Circuits originating in such city from Supplier's unused capacity, but only if all the following conditions are met (i) such Circuits to be canceled have been in service at the time of such reconfiguration for at least 90 days; (ii) Service capacity on each such new Circuit is available from Supplier (Supplier shall not be obligated to construct new Circuit capacity to fill any purchase order); (iii) Customer shall pay for such reconfiguration all applicable charges; and (iv) the aggregate monthly invoicing hereunder for the new Circuits involved in such reconfiguration must be equal to, or greater than, the aggregate monthly invoicing for the canceled Circuits.

3.    Termination.

      (A) Customer may terminate Service with respect to any Circuit upon ninety (90) days prior written notice thereof to Supplier and payment of all termination charges set forth below. Such termination charges shall include:

      (i) In the event such termination occurs prior to the Activation Date specified with respect to such Circuit, all nonrecoverable costs of the implementation of, and expenditures or liabilities reasonably incurred and directly connected with, the provision of Service, including but not limited to, all professional, consulting and other costs incurred by Supplier in furtherance of implementing such Service; and

      (ii) In the event each termination occurs at or after the Activation Date specified with respect to such Circuit, Customer shall pay all charges hereunder for the period during which Service is rendered on such Circuit. If Service on a Circuit is terminated prior to the expiration of this Agreement, Supplier shall make its best efforts to lease Service on such Circuit at no
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less than the Monthly Lease Rate for such Circuit.  In the event Supplier cannot lease Service on such Circuit on the same or substantially similar terms and conditions as set forth herein, Customer shall be liable for payment
(1) for the total amount due through the end of the term of this Agreement with respect to such Circuit less (2) the total amount collected by Supplier from any other lessee with respect to such Circuit

      (B) Customer shall give written notice to Supplier of any material breach in performance hereunder. Supplier shall have forty-five (45) days after such notice to cure such breach If after such 45-day period, Supplier fails to cure such breach, including, but not limited to, compliance with the material technical and operational specifications applicable to a Circuit. Customer may terminate Service on the such affected Circuit In the event of such termination, Customer's liability with respect to such Circuits shall be limited to the Monthly Lease Rate for the affected Service which was properly rendered prior to the effective date of such termination.

      (C) In the event Supplier fails to provide the Service within six months of the Requested Service Commencement Date for such Circuit, then Customer, at its option, may terminate that Service on the affected Circuit without any liability whatsoever. Such right to terminate shall be Customer's sole remedy for such failure to provide Service.

4.    Allowance for Service Outage Periods.

      (A) A Circuit shall be deemed to be in an outage condition under this Agreement if, while Customer is using or attempting to use such Circuit, such Circuit loses continuity and fails to comply with the applicable specifications for such Circuit An outage period begins when a report is received by Supplier's Customer Service Group from Customer by telephone that Service has been interrupted and that such Circuit is released for repair. An outage period ends when Supplier notifies Customer by telephone that Service has been restored.

      (B) A credit for each outage period shall be allowed and calculated as follows:

      (i) No credit shall be allowed for an outage period of seventy-two (74 hours or less in the case of a Catastrophic Outage (as defined below), or one
(1) hour or less in the case~ of a Non-Catastrophic Outage (as defined below). Customer shall be credited for an outage period to the extent such outage period exceeds seventy-two (72) hours or one (1) hour; as the case may be, at the rate of 1/1440 of the monthly rate or charge applicable to the Circuits which are subject to the outage period for each half-hour or major fraction thereof that an outage period continues beyond seventy-two (72) hours or one
(1) hour, as the case may be. For purposes of the foregoing, "Catastrophic Outage" includes outages caused by a cable cut or radio failure, an equipment enclosure fire, an explosion, or any other circumstances of an extraordinary and catastrophic nature and "Non-Catastrophic Outage" includes all other outages.

      (ii) No credit shall be allowed with respect to any period during which Customer fails to afford access to any facilities provided by Supplier for the purpose of investigating and correcting an interruption of Service.

      (iii) The Monthly Lease Rates used to determine any credit hereunder shall be the then current Monthly Lease Rates being assessed.

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      (iv) The seventy-two (72) hour and One (1) hour periods set forth above shall be extended by the period during which Supplier is unable to restore Service due to an event or circumstance described in Paragraph 19 of the Switched Minute Service Agreement

      (v) In no event shall any credit be allowed hereunder (1) in excess of the then current Monthly Lease Rate for the applicable Circuit or (@ with respect to any Circuit for which Customer (i) fails to make or (ii) is excused from making any payment because of operation of law or any other reason

      (C) Calculations of credits shall be based upon Supplier's Customer Service Group Log maintained in Supplier's Network Status Center.

      (D) No credit allowances will be made for outage periods:

      (i) caused by Customer;

      (ii) caused by the failure of equipment or systems provided by Customer or persons other than Supplier, including any provider of local access service to Supplier,

      (iii) occurring with respect to a Circuit released by Customer to Supplier to perform maintenance, to make rearrangements, or to implement an order for a change in the Circuit; or

      (iv) occurring with respect to a Circuit which Customer elects not to release for testing or repair and continues to use on an impaired basis;

      (E) The credit provided for hereunder shall be Supplier's sole liability and Customer's sole remedy in the event of any outage periods or interruption of Service.

            (F) In the event Lesser determines it is necessary to interrupt Service on a Circuit for maintenance, Supplier shall use its best efforts to give Customer notice thereof by telephone. Supplier will use its best efforts to schedule such Service interruptions on weekends between midnight and 3:00 am. Credits will not be allowed with respect to such Service interruptions.

      To confirm their agreement to be bound hereby, the parties have executed this agreement below:

IXC Long Distance, Inc.                   Computer Telephone Corp.


By: ____________________                        By: ____________________

Its: ____________________                 Its: ____________________